UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 5, 2008

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 5, 2008, Jo-Ann Stores, Inc. and certain of its subsidiaries (the "Company") amended certain terms and extended the maturity of its credit facility, originally entered into as of April 24, 2001 (the "Amended Facility"). The Amended Facility, which expires on September 5, 2013, is a $300 million revolver led by Bank of America, N.A. and is secured by a first priority security interest in the Company’s inventory, accounts receivable, personal property and other assets and is guaranteed by one other Company wholly-owned subsidiary. The Company has the option to increase the size of the Amended Facility to $400 million in increments of $25 million subject to certain conditions, as defined. Interest on borrowings under the Amended Facility is calculated at either LIBOR plus 1.75 percent to 2.25 percent or the bank’s base rate plus 0.75 percent to 1.25 percent, both of which are dependent on the level of excess availability as defined in the credit agreement. The Amended Facility contains a sub-limit for letters of credit of $200 million. Deferred financing costs of $2.3 million, of which $0.4 million relates to the unamortized portion of the deferred financing costs of the previous credit facility, will be amortized over the term of the Amended Facility.

The Amended Facility contains customary covenants that, among other things, restrict the Company’s ability to incur additional indebtedness or guarantee obligations, engage in mergers or consolidations, dispose of assets, make investments, acquisitions, loans or advances, engage in certain transactions with affiliates, create liens, or change the nature of its business. The Company is restricted in its ability to prepay or modify the terms of other indebtedness, pay dividends and make other distributions when excess availability, as defined, falls below certain levels. Further, the Company is required to comply with a minimum fixed charge ratio covenant, as defined, if excess availability is less than 10 percent of the borrowing base at any time. The Amended Facility also defines various events of default, including cross-default provisions, defaults for any material judgments or a change in control.

Upon the occurrence of an event of default under the Amended Facility, the lenders may accelerate the Company’s obligations under the Amended Facility. Upon certain events of bankruptcy, the Company’s obligations under the Amended Facility would automatically accelerate.

This summary is qualified in its entirety by reference to the full text of the Amended Facility which will be filed as an exhibit to our third quarter Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

September 10, 2008	By:	James Kerr

Name: James Kerr
Title: Executive Vice President and Chief Financial Officer